UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2020

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-37769	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Third Street, Suite 2241 Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Shares, no par value per share	VBIV	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 1.01 Entry Into a Material Definitive Agreement

The information contained in Item 8.01 of this Current Report on Form 8-K related to the National Warrants and the National Warrant Shares is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information contained in Item 8.01 of this Current Report on Form 8-K related to the National Warrants and the National Warrant Shares is incorporated herein by reference.

Item 8.01 Other Events.

As previously reported, on April 22, 2020, VBI Vaccines Inc. (the “Company”) entered into an underwriting agreement with Raymond James & Associates, Inc. and Oppenheimer & Co. Inc., as representatives of the several underwriters named therein, relating to an underwritten public offering of 45,454,545 common shares of the Company (the “Offering”). The Company also granted the underwriters an option, exercisable for 30 days, to purchase up to additional 6,818,181 common shares. The underwriters exercised their option to purchase additional common shares in full, and the Offering closed on April 24, 2020.

On April 27, 2020, the Company issued a press release announcing the closing of the Offering and the exercise in full of the underwriters’ option to purchase additional common shares for aggregate gross proceeds of $57.5 million. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference herein.

The Company has engaged National Securities Corporation (the “National”) to provide financial advisory services in connection with the Offering. As consideration for such services, the Company agreed to issue to National or its designees warrants to purchase up to an aggregate of 705,000 common shares (the “National Warrants”), subject to the terms and conditions set forth in the form of warrant agreement (the “Warrant Agreement”). The National Warrants are exercisable immediately upon issuance and terminate three years following issuance. The National Warrants have an exercise price of $1.50 per share.

Neither the National Warrants nor the common shares issuable upon the exercise of the National Warrants (the “National Warrant Shares”) will be registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities laws. The National Warrants and the National Warrant Shares will be issued in reliance on the exemptions from registration provided by Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. National has represented that it is an accredited investor, as defined in Rule 501 of Regulation D promulgated under the Securities Act.

The description of terms and conditions of the Warrant Agreement set forth herein does not purport to be complete and is qualified in its entirety by the full text of the Warrant Agreement, which is attached hereto as Exhibit 4.1 and is hereby incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Warrant Agreement.
99.1	Press Release dated April 27, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: April 27, 2020	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer